Exhibit 99

                           Form 4 Joint Filer Information


Name:  			        Biogen Idec MA, Inc.

Address:		        14 Cambridge Center
			        Cambridge, Massachusetts 02142

Designated Filer:		Biogen Idec Inc.

Issuer and Ticker Symbol:	Targeted Genetics Corporation (TGEN)

Date of Earliest
Transaction Required
to be Reported:			July 25, 2005


Signature:			By:  /s/Michael Phelps
				Name:	Michael Phelps
				Title:  Treasurer